SERVICES AGREEMENT


     THIS SERVICES AGREEMENT (this "Agreement") is made as of May 14, 2001 and is deemed effective as of March 20, 2001 (the "Effective Date"), between USA ELECTRONIC COMMERCE SOLUTIONS LLC, a Delaware limited liability company ("ECS"), and STYLECLICK, INC., a Delaware corporation ("Styleclick").

     WHEREAS, both Styleclick and ECS are indirect subsidiaries of USA Networks, Inc. ("USAi");

     WHEREAS, Styleclick has determined that it would be more efficient to outsource the provision of certain types of corporate services, rather than using Styleclick employees to provide such services;

     WHEREAS, Styleclick and ECS have similar business operations and ECS is capable of providing such services to Styleclick; and

     WHEREAS, ECS desires to provide to Styleclick, and Styleclick desires to procure from ECS, the services described herein on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises, terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                               ARTICLE I SERVICES

     1.1 Standard Services. Beginning on the dates specified below and terminating upon termination of this Agreement, ECS shall, to the extent requested by Styleclick, either directly or through one or more of its affiliates, provide the following services to Styleclick (collectively, the "Standard Services"):

          (a) Finance. Beginning no later than July 1, 2001, ECS shall provide Styleclick and its subsidiaries with substantially the same services that are currently provided to ECS by its finance department, including, without limitation, (i) budgeting and forecasting; (ii) new business analysis;
     (iii) financial analysis of operations; (iv) preparation of financial statements; (v) maintenance of accounts payable and accounts receivable;
     (vi) cash management in accordance with the guidelines adopted by the Styleclick Board of Directors; (vii) preparation of monthly, quarterly and annual financial statements and related information in such formats as may be reasonably requested by Styleclick; and (viii) other general financial services; provided that Styleclick shall be responsible for providing the services of a Chief Financial Officer and one public accounting employee and ECS shall provide personnel as reasonably necessary to support Styleclick's Chief Financial Officer with respect to his or her reporting obligations to the Board of Directors of Styleclick and the Audit Committee thereof; and provided, further, that ECS shall not be required to prepare any reports or filings that Styleclick is required to file with the Securities and Exchange Commission, to prepare Styleclick's state or federal tax returns, to prepare or maintain Styleclick's payroll or to provide Styleclick with investor relations services.


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          (b)  Merchandising.  Beginning  no later than July 1, 2001,  ECS shall provide  Styleclick  and  its  subsidiaries  with  substantially  the  same
     services  that  are  currently   provided  to  ECS  by  its   merchandising
     department, including, without limitation, (i) developing and implementing merchandising strategies; (ii) creating and implementing open to buy plans;
     (iii) creating and executing assortment plans; and (iv) other general merchandising services.

          (c) Operations. Beginning no later than July 1, 2001, ECS shall provide Styleclick and its subsidiaries with the following services: (i) customer service coordination and management; and (ii) fulfillment coordination.

          (d) Miscellaneous. From time to time, ECS shall provide Styleclick and its subsidiaries such other services as the parties hereto may mutually agree.

     1.2 Designated Senior Officers.

          (a) Designation of Senior Officers. The parties acknowledge that (i) on the Effective Date, Styleclick's Board of Directors appointed Lisa Brown ("Brown") and Robert Halper ("Halper" and, collectively with Brown, the "Designated Senior Officers") to serve, respectively, as Chief Executive Officer of Styleclick and as President and Chief Operating Officer of Styleclick; (ii) the Designated Senior Officers are currently employed by ECS, respectively, as President and Chief Executive Officer of ECS and Executive Vice President, Operations and Finance of ECS; and (iii) the Designated Senior Officers are expected to continue to be employed by ECS while concurrently providing services to Styleclick.

          (b) Arrangements with Respect to Designated Senior Officers. For so long as the Designated Senior Officers are employees of ECS, ECS hereby agrees to make available, or cause to be made available, the services of the Designated Senior Officers (the "Designated Senior Officer Services") until the Styleclick Board of Directors terminates such Designated Senior Officers. Styleclick hereby agrees to compensate ECS for providing the Designated Senior Officer Services in the manner set forth in Section 2.2.

     1.3 Terms of Standard Services. Except as specifically set forth herein, the Standard Services shall be provided upon the same terms and conditions, including the same duty of care, as such services are provided to ECS and its employees and ECS shall use its commercially reasonable efforts not to provide its employees or itself with any priority or preference with respect to such services and to provide such services in a timely manner. In particular, ECS acknowledges that Styleclick is a reporting issuer with securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and agrees to use its reasonable efforts to provide the Standard Services on a timely basis in order to enable Styleclick to comply with its financial reporting obligations under such Act.

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                             ARTICLE II COMPENSATION

     2.1 Payment for Standard Services. In full consideration for the Standard Services, ECS shall charge Styleclick, for each Standard Service provided by ECS, an amount equal to Incremental Expense (as defined below), plus Direct Cost for Standard Services (as defined below). "Incremental Expense" means, with respect to each Standard Service provided by ECS, all expenses paid or incurred by ECS or its affiliates in excess of the cost that would have been incurred in the absence of the performance of such service. "Direct Cost for Standard Services" means, with respect to each Standard Service provided by ECS, the direct out-of-pocket expenses paid or incurred by ECS or its affiliates to third parties in connection with providing such services, appropriately documented, including, without limitation, shipping, handling, travel expenses, payments to third parties (including, without limitation, all professional fees), printing and postage.

     2.2 Payment for Designated Senior Officer Services.

          (a) Base Salary and Expenses Component. In full consideration for the Designated Senior Officer Services, ECS shall charge Styleclick an amount equal to the Designated Percentage (as defined below) of the base salary that each Designated Senior Officer receives from ECS, plus Direct Cost for Officer Services (as defined below). "Direct Cost for Officer Services" means, with respect to each Designated Senior Officer, the direct out-of-pocket expenses paid or incurred by such Designated Senior Officer in connection with providing such services, appropriately documented, including, without limitation, travel expenses.

          (b) Bonus Component. The Styleclick Board of Directors, in its sole discretion, acting directly or through its Compensation Committee, shall determine whether any bonus shall be paid to a Designated Senior Officer in respect of the services provided by such Designated Senior Officer to Styleclick and the amount and terms of any such bonus. Any bonus awarded by the Styleclick Board of Directors pursuant to this clause (b) shall be paid directly to the appropriate Designated Senior Officer and may be awarded in cash, options to purchase Styleclick Class A common stock or any other form of compensation reasonably determined by the Styleclick Board of Directors, acting directly or through its Compensation Committee.

          (c) Definition of Designated Percentage. "Designated Percentage" with respect to each Designated Senior Officer means a fraction, the numerator of which is the amount of time that such Designated Senior Officer is expected to spend providing services to Styleclick pursuant to Section 1.2 and the denominator of which is the amount of time that such Designated Senior Officer is expected to spend providing services to Styleclick and ECS, in the aggregate. An adjustment to such Designated Percentage shall be negotiated by the parties in good faith at the end of each fiscal quarter during which Designated Senior Officer Services are provided based on the experiences of the parties during the prior fiscal quarter. The parties hereby agree that the Designated Percentage for Brown shall initially be equal to 40% and the Designated Percentage for Halper shall initially be equal to 80%.

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          (d)  Compensation  Paid  by ECS.  ECS  hereby  agrees  to  inform  the
     Styleclick Board of Directors in writing of the amount of base salary paid by ECS to each Designated Senior Officer and to promptly notify the Styleclick Board of Directors in writing of the amount of any bonus awarded by ECS to a Designated Senior Officer in respect of services provided by such Designated Senior Officer to Styleclick and any change to the amount of base salary paid by ECS to a Designated Senior Officer.

     2.3 Method of Payments. ECS shall deliver invoices for services rendered to Styleclick on a monthly basis. Charges for Direct Cost for Standard Services pursuant to Section 2.1 and Direct Cost for Officer Services pursuant to Section 2.2(a) shall be paid by Styleclick via wire transfer of immediately available funds to an account designated by ECS within [five] business days of Styleclick's receipt of such invoice, to the extent that such invoice is not disputed. Charges for Incremental Expenses pursuant to Section 2.1 and charges for the Designated Senior Officer Services pursuant to Section 2.2(a) shall be treated as a contribution to Styleclick's capital by USAi and shall be reflected as such on the books and records of Styleclick. All invoices rendered to Styleclick hereunder shall allocate the amount payable among the different categories of cost and shall set forth the calculations used by ECS to determine the amount payable by Styleclick, together with reasonably detailed supporting materials for such calculations.

                           ARTICLE III ECS OPERATIONS

     3.1 ECS Operations. ECS hereby agrees to use its reasonable efforts, as determined by ECS, to engage Styleclick to provide to ECS's non-affiliated customers technological services of the type provided by Styleclick to third parties to the extent that Styleclick has the capacity to provide such services itself in a timely manner. Compensation to be paid to Styleclick in respect of such services shall be negotiated by the parties hereto in good faith prior to Styleclick's engagement.

                             ARTICLE IV INSPECTION

     4.1 Inspection Rights. ECS hereby agrees that it shall maintain appropriate books and records with respect to the services provided by ECS under this Agreement, including the costs and expenses of providing such services, and that Styleclick and its agents and representatives, at Styleclick's expense, shall have the right to examine such books and records; provided, however, that such examination may only be conducted during regular business hours and upon reasonable notice to ECS.

     4.2 Provision of Information. ECS hereby agrees that it shall provide Styleclick with any and all information within ECS's possession that is reasonably necessary for Styleclick to comply with its reporting obligations under applicable state and federal securities laws and regulations, including, without limitation, information related to the compensation paid to each Designated Senior Officer in respect of services provided by such Designated Senior Officer to Styleclick.


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                             ARTICLE V TERMINATION

     5.1 Term and Termination. This Agreement shall be deemed to have become effective as of the Effective Date and shall terminate on the second anniversary of the Effective Date; provided that Styleclick may terminate this Agreement (or any portion thereof) at any time upon 90 days' prior written notice to ECS or at any time without prior notice if it reasonably believes that ECS has engaged in gross negligence or willful misconduct in the performance of its obligations under this Agreement; and provided, further, that this Agreement shall automatically terminate upon termination by Styleclick of Section 1.1 and 1.2.

     5.2 Post-Termination Obligations.  Following termination of this Agreement,
(a) Styleclick will remain liable to ECS, and ECS will remain liable to Styleclick, for any amounts and obligations owing to or accrued in favor of ECS or Styleclick, as the case may be, prior to the effective date of such termination and (b) upon Styleclick's written request, ECS shall promptly return to Styleclick copies of any documentation related to the services provided by ECS under this Agreement, including, without limitation, any correspondence made by ECS on behalf of Styleclick and any books or records maintained by ECS on behalf of Styleclick.

                           ARTICLE VI INDEMNIFICATION

     6.1 Limitations on Liability. Notwithstanding anything to the contrary in this Agreement, ECS will not be liable to Styleclick for any loss or damage of any nature incurred or suffered by Styleclick in any way relating to or arising out of the act or default of ECS or any of its employees or agents in the performance or the non-performance of this Agreement or any part hereof, except loss or damage to Styleclick caused by ECS's gross negligence or willful misconduct, to the extent to which the same is not covered by insurance. In no event will ECS be liable for Styleclick's loss of profits and/or other consequential loss or damage nor will ECS be in any way liable for any act, default or negligence, willful or otherwise, of any independent contractor retained by ECS to provide Standard Services that would otherwise be provided directly by ECS under this Agreement; provided that Styleclick consented to the engagement of any such independent contractor.

     6.2 Indemnification by Styleclick. Except as otherwise set forth in Section 6.1, ECS will not be liable for, and Styleclick will indemnify and save and hold ECS harmless from and against, any and all damages, liabilities, losses, claims, actions, suits, proceedings, fees, costs or expenses (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, proceeding or investigation of any claim) of whatsoever kind and nature (all of the foregoing hereinafter collectively referred to as "Expenses") imposed on, incurred by or asserted against ECS at any time during or after the term of this Agreement (whether because of an act or omission by ECS or otherwise) in any way relating to or arising out of the performance by ECS of its duties hereunder, unless such Expenses are determined to have resulted primarily from ECS's gross negligence or willful misconduct in the performance of its duties under this Agreement.

     6.3 Indemnification by ECS. Styleclick will not be liable for, and ECS will indemnify and save and hold Styleclick harmless from and against, any and all Expenses imposed on, incurred by or asserted against Styleclick at any time during or after the term of this Agreement that result primarily from ECS's gross negligence or willful misconduct in the performance of its duties under this Agreement.

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                                                                               6

                           ARTICLE VII MISCELLANEOUS

     7.1 Confidentiality. To the extent permissible by law, ECS hereby agrees to keep confidential any information concerning Styleclick that is provided to ECS under this Agreement ("Confidential Information") and to use such Confidential Information solely for the purpose of providing services to Styleclick under this Areement; provided that Confidential Information shall not include information that (i) was or becomes available to the public other than as a result of disclosure by ECS in breach of this Agreement, (ii) was or becomes available to ECS on a non-confidential basis from a source other than Styleclick to the extent that such source is not known to ECS to be prohibited from transmitting the information to ECS by a contractual, legal or fiduciary obligation or (iii) was within ECS's possession prior to its being furnished to ECS by or on behalf of Styleclick. Notwithstanding the foregoing, ECS may disclose Confidential Information to its employees, agents and representatives who need to know such information for the purpose of providing services under this Agreement. All Confidential Information shall be and shall remain the property of Styleclick. If ECS is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Confidential Information, ECS agrees that, to the extent reasonably practicable, it will provide Styleclick with prompt notice of any such request or requirement and, if ECS is legally compelled to disclose any Confidential Information, it will only disclose that portion of the Confidential Information which it is legally compelled to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information.

     7.2 No Property Transferred. This Agreement relates solely to the provision of services. No tangible personal property of any party hereto shall be under the control or possession of, or transferred to, the other party as a result of this Agreement; provided that ECS may hold certain books and records of Styleclick in connection with providing services under this Agreement but such books and records shall remain the sole property of Styleclick.

     7.3 No Agency. Except as specifically set forth under Section 7.9, the parties hereto are independent contractors and nothing in this Agreement is intended to, nor shall it, create any agency, partnership or joint venture relationship between the parties. The parties acknowledge that, except as specifically set forth herein, this Agreement shall not impose any restrictions on the ability of the parties to conduct their businesses, including, without limitation, the ability of the parties to market and sell services to competitors of the other party.

     7.4 Notices. Any notice, request, demand, waiver or consent required or permitted hereunder will be deemed to have been given or made only if in writing and either delivered or sent by prepaid telegram or prepaid registered or certified mail, return receipt requested or by courier service or by facsimile transmission with confirmation of receipt, addressed as follows:

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                  If to Styleclick:

                  Styleclick, Inc.
                  5105 W. Goldleaf Circle
                  Los Angeles, CA   90056
                  Attention: General Counsel
                  FAX: (323) 403-1030

                  If to ECS, to:

                  USA Electronic Commerce Solutions LLC
                  810 Seventh Avenue, 18th Floor
                  New York, NY  10019
                  Attention: General Counsel
                  FAX: (212) 329-0510

     The date of personal delivery, or the date of receipt of any such notice, request, demand, waiver or consent, will be deemed to be three (3) business days following the date of deposit with the U.S. Postal Service or one (1) business day following the date of personal delivery or deposit with a courier or facsimile transmission. Any party may change its address for the purpose of notice by giving like notice in accordance with the provisions of this Section 7.4.

     7.5 Assignment. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns; provided that neither party may assign this Agreement without the other party's prior written consent.

     7.6 Survival. The rights and obligations of the parties pursuant to Sections 4, 5, 6 and 7.1 of this Agreement shall survive termination of this Agreement.

     7.7 Separability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

     7.8 Further Assurances. From time to time after the signing hereof, each of the parties will, at the request of the other party, and without further consideration, execute, acknowledge and deliver to the other party any and all instruments and other writings and do all other acts or things reasonably requested by the other party in order to evidence and effectuate the consummation of any of the transactions contemplated by this Agreement.

     7.9 Power of Attorney. Styleclick hereby appoints ECS as its attorney-in-fact for Styleclick during the term of this Agreement and authorizes ECS, in the name or on behalf of Styleclick, to make, execute, deliver, acknowledge, swear to, file and record all documents as may be reasonably necessary in the discretion of ECS, in the performance by ECS of its duties and services hereunder; provided that ECS shall provide Styleclick with copies of any documents executed by ECS on behalf of Styleclick promptly following ECS's execution of such documents; and provided, further, that ECS shall not be authorized to make any filings with governmental authorities on behalf of Styleclick without Styleclick's prior written consent.

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     7.10  Entire   Agreement,   etc.  This  Agreement  and  the  documents  and
instruments delivered pursuant hereto contain the entire agreement between the parties with respect to the subject hereof and supersede any and all prior agreements, arrangements or understandings relating to the subject matter hereof. No provision of this Agreement is intended to, or shall, confer any third-party beneficiary or other rights or remedies upon any party other than the parties hereto. No representations, warranties, covenants or conditions, express or implied, other than as set forth herein, have been made by any party. No waiver or extension of time for performance of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances will be deemed to be construed as a further or continuing waiver or extension of any such term, provision or condition of this Agreement. This Agreement cannot be changed or terminated orally, and no waiver, extension or consent will be effective unless evidenced by an instrument in writing duly executed by the party who is sought to be charged with having granted the same.

     7.11 Governing Law. This Agreement will be governed by and construed and enforced in accordance with, and subject to, the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York.

     7.12 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.


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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their duly authorized officers as of the date and year first written above.



                                 USA ELECTRONIC COMMERCE SOLUTIONS LLC


                                 By:  /S/ ROBERT HALPER
                                      ------------------------
                                          Robert Halper
                                          Executive Vice President

                                                and

                                 STYLECLICK, INC.


                                 By:  /S/ ROBERT HALPER
                                      ------------------------
                                          Robert Halper
                                          President and COO